                                                                    Exhibit 5.1

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                                                 April 2, 2004

Glowpoint, Inc.
225 Long Avenue
Hillside, New Jersey 07205

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form
S-3 filed by Glowpoint, Inc., a Delaware corporation (the "Company"), with the
Securities and Exchange Commission (the "Commission") on April 2, 2004
(Registration No. 333-_____) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of
8,457,000 shares of the Company's common stock, par value $.0001 per share (the
"Shares"), being offered by certain selling stockholders (the "Selling
Stockholders").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement.

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the authorization of the issuance by the Company of the Shares to the Selling Stockholders. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         In connection with this opinion, we have examined originals or copies of the certificate of incorporation and the bylaws, each as amended to date, of the Company. In addition, we have examined such records, documents, certificates of public officials and the Company, made such inquiries of officials of the
Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

         Based upon and subject to the foregoing, we are of the opinion that the
Shares that may be sold by the Selling Stockholders have been duly authorized for issuance by all necessary corporate action on the part of the Company and
(i) with respect to the 6,100,000 shares that have heretofore been issued, such shares are validly issued, fully paid and non-assessable and (ii) with respect to the 2,357,000 shares issuable upon the exercise of outstanding warrants, such shares when so issued and paid for in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable.

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

Glowpoint, Inc.
April 2, 2004
Page Two

         We express no opinion as to matters governed by any laws other than the
General Corporation Law of the State of Delaware as in effect on the date hereof.

         We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto. We also consent to the use of our name in the related prospectus under the heading "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                   Very truly yours,

                                                   /s/ Morrison & Foerster LLP
                                                   ----------------------------
                                                   Morrison & Foerster LLP